Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Husky Energy Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-137211) on Form F-9 of Husky Energy Inc. and inclusion in this annual report on Form 40-F of:

•	our audit report dated February 5, 2007 on the consolidated balance sheets of Husky Energy Inc. as at December 31, 2006, 2005 and 2004 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three year period ended December 31, 2006,

•	our Comments by Auditors for United States Readers on Canada-United States Reporting Differences, dated February 5, 2007,

•	our Report of Independent Registered Public Accounting Firm dated February 5, 2007 on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2006.

/s/ KPMG llp
KPMG llp
Chartered Accountants
Calgary, Canada
March 13, 2007